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                             SHIPBUILDING CONTRACT
                                  (Hull BN460)
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THIS CONTRACT is made as of this 14th day of February, 2005, by and between
KVAERNER PHILADELPHIA SHIPYARD INC., a corporation organized under the laws of Pennsylvania, having its principal office at 2100 Kitty Hawk Avenue, Philadelphia, PA 19112 (hereinafter called the "BUILDER"), and MATSON NAVIGATION COMPANY, INC., a corporation organized under the laws of Hawaii, having its principal office at 555 12th Street, Oakland, CA 94607 (hereinafter called the "BUYER").

                                   WITNESSETH:

In consideration of the mutual covenants herein contained, the BUILDER agrees to design, build, launch, equip and complete at its Philadelphia shipyard (hereinafter called the "Shipyard") and sell and deliver to the BUYER one (1) container VESSEL of the type Independence CV 2500, more fully described in
Article 1 hereof (hereinafter called the "VESSEL"), and the BUYER agrees to purchase and take delivery of the VESSEL from the BUILDER and to pay for the same, all upon the terms and subject to the conditions hereinafter set forth. Concurrent with the execution of this Contract, BUYER and BUILDER have executed a Shipbuilding Contract of even date herewith for the purchase of one (1) container VESSEL of the type Philadelphia CV 2600 (hereinafter called the "CV 2600 Shipbuilding Contract").


                        ARTICLE I - DESCRIPTION AND CLASS

1.       Description:

         The VESSEL shall have the BUILDER's Hull No. BN460 and shall be designed, constructed, equipped and completed in accordance with the provisions of this Contract, and the Specification, as defined herein. The Specification for the construction of the Vessel called "INDEPENDENCE CV2500 - KPSI SHIP 460," Document No. 460-0101-80-101 V3, dated January 21, 2005, and the related drawings and plans identified therein, the General Arrangement Plan, Document No. 460-0101-80-120-B, Tank Plan, Document No. 460-0101-80-121-B, and Container Stowage Plan, Document No. 460-0315-80-420-B, initialed by the BUILDER on February 3, 2005, are hereby adopted and agreed and made a part of this Contract with the same force and effect as though herein set out in full (herein collectively called the "Specification").

2.       Dimensions and Characteristics:

         Dimensions:
         Overall length:                             207.6 m
         Length between P.P.:                        195.4 m
         Breadth moulded:                             29.8 m
         Depth moulded to uppermost deck:             16.4 m
         Design draft:                                10.1 m

         Cargo Capacity:

         The VESSEL's deadweight shall be 27,300 metric tonnes, corresponding to a mean draft in seawater (specific gravity 1.025 metric tons/m3) of
         10.1 m (hereinafter the "guaranteed deadweight). The specified deadweight shall include items as listed in the Specification.

         Container Carrying Capacity:

         The VESSEL's container carrying capacity shall be 1,110 container places, and as otherwise set out in the Specification.
..
         Propulsion Machinery:

         Type:  Reversible slow speed two stroke diesel engine
         Max. Continuous power approx. 21,770 kW.

         Auxiliary Generators:

         Type:                             4 (four stroke) MAK diesel generators
         Max. continuous power approx.     2 (two) 1360kWm @ 900 rpm
                                           2 (two) 1020 kWm @ 900 rpm

         Speed:

         The VESSEL's average speed on a sea trial undertaken in both directions over a measured distance, with clean hull, in calm weather, wind and sea not exceeding Beaufort 2 and with draft 10.1 m, shall be at least
         22.1 knots at 90% MCR and with 15% sea margin.

         The speed shall be proved by converting the results of the BUILDER's sea trial under ballast conditions.

         Fuel Consumption:

         The fuel consumption of the main engine on the test bed shall not exceed 176.0 grams per kW per hour when the engine develops 90% of CMCR under the conditions stipulated in the Specification (hereinafter the "guaranteed fuel consumption").

3.       Classification, Rules and Regulations:

         The VESSEL, including its machinery, equipment and outfittings shall be constructed in accordance with the rules of and under special survey of Germanischer Lloyd (herein called the "Classification Society"), with the following class notation; +100 A5 E CONTAINERSHIP SOLAS II-2, Reg.19 IW, Environmental Passport, +MC E AUT (herein referred to as the "Class") Decisions of the Classification Society as to compliance or non-compliance with the rules thereof shall be final and binding upon both parties hereto. The BUYER may elect to change the Classification Society at its cost, which shall include the BUILDER's direct and indirect costs, including delay, disruption and loss of efficiencies.

         The VESSEL shall be built and equipped in compliance with all rules and regulations for registration under the flag of the United States of America with a Coastwise endorsement.

         The VESSEL shall also comply with the rules, regulations and requirements of other regulatory bodies as described in the Specification.

         All fees and charges incidental to the classification and with respect to compliance with the above referred rules, regulations and requirements shall be for account of the BUILDER.

4.       Subcontracting:

         The BUILDER may in general, at its sole discretion and responsibility, subcontract portions of the construction work of the VESSEL. However, to subcontract more than 150 tonnes of the total hull steel weight, the BUILDER will need the prior written consent of the BUYER. The BUILDER shall nevertheless always be responsible under the contract for the quality, workmanship and materials of the VESSEL. The BUYER's rights hereunder shall not be in any way reduced in respect of such subcontracted work.

         If the BUYER requests the BUILDER to order any equipment or machinery from a particular supplier, the BUILDER will take all reasonable steps to comply with such request, but the BUILDER may refuse to comply with the request unless the BUYER assumes the responsibility for the price and schedule impacts and for possible technical deficiencies, if any, compared with the BUILDER nominated supplier.

5.       Registration:

         The VESSEL shall be registered by the BUYER at its own cost and expense.

6.       Financing Documentation:

         a. If the BUYER elects to treat the VESSEL as a qualified vessel for purposes of using its capital construction fund pursuant to Section 607 of the Merchant Marine Act, 1936, as amended, the BUILDER will provide the BUYER, promptly upon the BUYER's written request, all documentation reasonably necessary to assist the BUYER with such election.

         b. If the BUYER elects to finance the VESSEL by using Title XI of the Merchant Marine Act, 1936, as amended, the BUILDER will provide the BUYER, promptly upon the BUYER's written request, all documentation requested by the U. S. Maritime Administration that may be necessary to support a waiver request by the BUYER under 46 CFR 298.13 (b) (2) (ii).


                  ARTICLE II - CONTRACT PRICE, TERMS OF PAYMENT
                               AND EFFECTIVE DATE

1.       Contract Price:

         a. The purchase price of the VESSEL is ONE HUNDRED FORTY FOUR MILLION THREE HUNDRED AND NINETY-ONE THOUSAND DOLLARS ($144,391,000) plus the cost incurred by the BUILDER with respect to the construction period financing for the VESSEL as provided for in paragraph (c) below, net receivable by the BUILDER, which is exclusive of the BUYER's Supplies as provided in Article XVIII hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract (herein called the "Contract Price"). The Contract Price is due and payable to the BUILDER upon and concurrent with delivery of the VESSEL to the BUYER. Payment shall be made by wire transfer to Citizens Bank (collectively with any successor thereto, "Builders Bank") for account of the BUILDER.

         b. The Contract Price includes a BUYER's allowance of up to ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000) for spares and supplies to be selected by the BUYER. Any unexpended amounts shall be paid to the BUYER at delivery of the VESSEL or offset against amounts due the BUILDER.

         c. With respect to the cost of the construction period financing, the BUYER shall reimburse the BUILDER for construction financing costs on the portion of the Contract Price set forth below from the respective dates set forth below until the Delivery Date at an interest rate equal to the lesser of (i) three-month LIBOR plus 350 basis points or (ii) the interest rate charged the BUILDER by Caterpillar Financial Services
                  Corporation:

                      12.5% of the Contract Price    February 25, 2005

                      10% of the Contract Price      Keel laying of the VESSEL

                      7.5% of the Contract Price     Float out of the VESSEL

2.       Terms of Payment:

         The BUYER shall pay the BUILDER the full amount of the Contract Price at delivery of the VESSEL.

3.       Effective Date of Contract:

         This Contract shall be binding with immediate effect upon execution, provided, however, that the occurrence of the following events shall be a condition to the parties' respective obligations to perform hereunder:

         a. Written consent of the respective boards of directors of the BUYER and the BUILDER of this Contract and the CV 2600 Shipbuilding Contract, provided that if such consents are not received by February 24, 2005, this Contract shall automatically terminate;

         b. Written confirmation from the BUILDER by February 18, 2005 that all contractual rights of third parties to acquire the VESSEL have been terminated with appropriate releases;

         c. Written confirmation from the BUYER that it has reviewed and accepted the Specification as provided in Paragraph 1(c) of
                  Article V, by February 18, 2005; and

         d. By February 18, 2005, the BUILDER shall provide the BUYER with a guarantee of Kvaerner ASA of (i) the BUILDER's obligations to make warranty repairs under Article IX hereof, (ii) the BUILDER's indemnification obligations under Paragraph 2 of
                  Article XXI hereof, and (iii) the BUILDER's obligation under that certain Agreement dated of even date herewith signed by the parties relating to certain rights with respect to future CV 2600 and CV 2500 type container vessel building positions at the Shipyard.

4.       Method of Payment:

         Upon receipt of notice from the BUILDER, the BUYER shall remit the amount of the delivery payment by wire transfer to Citizens Bank (collectively with any successor thereto, "Builder's Bank") for the account of the BUILDER.


                   ARTICLE III - ADJUSTMENT OF CONTRACT PRICE

  It is understood and agreed that the damage arising from failure of BUILDER to comply with the terms of the Specification regarding timing of delivery, speed, fuel consumption, carrying capacity, and dead weight (collectively, "Performance Guarantees"), would be difficult to determine.

  The Contract Price shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty). The BUILDER shall pay the BUYER, concurrently with delivery of the VESSEL, liquidated damages upon the occurrence of the following:

1.       Delivery:

         a. The BUILDER shall not pay liquidated damages for the first thirty (30) days in delay of the delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof (ending at twelve o'clock midnight of the thirtieth (30th) day of delay.

         b. If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date, then, in such event, beginning at twelve o'clock midnight of the thirtieth (30th) day after the Delivery Date, the BUILDER shall pay liquidated damages to the BUYER as follows:

                  31st - 210th day US$ 20,000 per day (Twenty Thousand U.S. dollars)

         c. But, if the delay in delivery of the VESSEL should continue for a period of one hundred and eighty (180) days from the thirty-first (31st) day after the Delivery Date, then in such event, and after such period has expired, the BUYER may at its option terminate this Contract in accordance with the provisions of Article X hereof. The BUILDER may, at any time after the expiration of the aforementioned hundred and eighty
                  (180) days of delay in delivery, if the BUYER has not served notice of termination as provided in Article X hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within fifteen (15) days after such demand is received by the BUYER, notify the BUILDER of its intention either to terminate this Contract or to consent to the acceptance of the VESSEL at an agreed future date it being understood by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of termination upon the same terms and conditions as hereinabove provided.

2.       Container Carrying Capacity:

         a. The VESSEL shall be capable of carrying 1,110 container units. Alternate loadings shall be according to the specification.

         b. The BUILDER shall not pay liquidated damages by reason of the actual container capacity of the VESSEL being less than 10 containers of the 1,110 container capacity of the VESSEL under conditions according to the VESSEL's Container Stowage Plan as given in the Specification.

         c. However, should there be a deficiency in said container capacity of the VESSEL of more than 10 containers (independent of size) i.e. less than 1,100 container units, the BUILDER shall pay liquidated damages in the amount of $20,000 per 20' container, $40,000 per 40' and 45' container, and $55,000 per refrigerated container short of 1,100 containers.

         d. Should the container carrying capacity be less than 1,060 containers, then the BUYER may, at its option, reject the VESSEL and terminate this Contract in accordance with the provisions of ARTICLE X hereof, or may accept the VESSEL along with the maximum liquidated damages for 1,060 containers only.

3.       Deadweight:

         a. The BUILDER shall not pay liquidated damages by reason of the actual deadweight of the VESSEL as determined in accordance with the Specification if the difference is less than (300) metric tons of the 27,200 metric tons guaranteed deadweight of the VESSEL.

         b. However, in the event that the actual deadweight of the VESSEL as determined in accordance with the Specification is more than 300 metric tons below the guaranteed deadweight of the VESSEL, the BUILDER shall pay liquidated damages in the amount of $1000 for each full metric ton of such deficiency being more than 300 metric tons. (disregarding fractions of one (1) metric ton).

         c. In the event of such deficiency in the actual deadweight of the VESSEL being 1,000 metric tons or more, the BUYER may, at its option, reject the VESSEL and terminate this Contract in accordance with the provisions of Article X hereof or accept the VESSEL at a reduction in the Contract Price, along with the maximum liquidated damages of $700,000.

4.       Speed:

         a. The BUILDER shall not pay liquidated damages by reason of the actual speed, as determined by the trial run, being less than three-tenths (0.3) of one (1) knot below the guaranteed speed of 22.1 knots.

         b. However, commencing with and including such deficiency of three-tenths (0.3) of one (1) knot in actual speed below the guaranteed speed of the VESSEL, the BUILDER shall pay liquidated damages as follows (but disregarding fractions of one-tenth (1/10) of a knot):

                           For 0.3 knots                      $90,000
                           For 0.4 knots                      $180,000
                           For 0.5knots                       $270,000
                           For 0.6 knots                      $385,000
                           For 0.7 knots                      $500,000
                           For 0.8 knots                      $615,000
                           For 0.9 knots                      $730,000
                           For 1 full knot                    $845,000

                  If the deficiency in actual speed of the VESSEL, upon trial run is more than one (1) full knot below the guaranteed speed of the VESSEL, then the BUYER at its option, may reject the VESSEL and terminate this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL along with maximum liquidated damages of $845,000.

5.       Fuel Consumption:

         a. The BUILDER shall not pay liquidated damages by reason of the fuel consumption of the main engine on the test bed, as determined per the Specification, being more than the guaranteed fuel consumption of the VESSEL, if such excess is not more than 1 grams over the guaranteed fuel consumption, equaling 176.0 g/kWh (167.6 g/KWh + 5%).

         b. However, commencing with an excess of one gram in the actual fuel consumption over the guaranteed fuel consumption, the BUILDER shall pay liquidated damages in the amount of $100,000 for each full gram increase in fuel consumption.

         c. If such actual fuel consumption exceeds 187 g/kWh, the BUYER may, at its option, reject the VESSEL and terminate this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL along with maximum liquidated damages of $1,000,000.

6.       Maximum Liquidated Damages and Effect of Termination:

         Notwithstanding any other provision of this Article III, it is expressly understood and agreed by the parties hereto that in any case:

         a. The aggregate liquidated damages due to be paid by the BUILDER pursuant to this Article III shall not exceed five per cent (5%) of the Contract Price.

         b. If the BUYER terminates this Contract under this Article, the BUYER shall notify BUILDER and such termination shall be effective as of the date notice thereof is received by the BUILDER, and the BUYER shall not be entitled to any liquidated damages.

         c. If the BUYER terminates this contract in accordance with the provisions of Article X hereof, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.


    ARTICLE IV - SUPERVISION AND INSPECTION AND APPROVAL OF PLANS AND DRAWINGS

1.       Approval of Plans and Drawings:

         Upon execution of this Contract, the BUILDER represents and the BUYER acknowledges that

         a.       the basic design of the vessel has been completed; and

         b. all necessary plan approvals have been obtained or are in the process of being obtained from the regulatory bodies; and

         c. the Specification reviewed and agreed to by BUYER, and incorporated by reference in this Contract, reflects the current design of the VESSEL upon effective date of this Contract; and

         d. the Original Contract Price for the VESSEL has been agreed to on this basis. Included in the Specification is a list of Basic Design Documents that are submitted to the Classification Society and other regulatory bodies for their approval. These plans and drawings shall be regarded as approved by the BUYER. Any request by the BUYER for changes to any of these plans and drawings, except those required by regulatory bodies shall be handled as a request for change to the Specification in accordance with Paragraph 1 Article V.

2.       Appointment of Project Manager and Buyer's Representative:

         The BUYER shall appoint, at his cost, one representative who shall be duly authorized in writing by the BUYER (herein called the "Buyer's Representative") to act on behalf of the BUYER in connections with changes of the Specification, approval of Change Orders, approval of the plans and drawings, attendance to the tests and inspections relating to the VESSEL, its machinery, equipment and outfitting, and any other matters for which he is specifically authorized by the BUYER. In case the Buyer's Representative is not stationed at the Shipyard, the BUYER shall give clear instructions to the BUILDER regarding the authority of other personnel representing the BUYER at the Shipyard.

         The BUILDER shall appoint one representative who shall be duly authorized in writing by the BUILDER (herein called "Builder's Representative") to act on behalf of the BUILDER in connection with changes of the Specification, approval of Change orders, approval of the plans and drawings, attendance at the tests and inspections relating to the VESSEL, its machinery, equipment, outfitting and any other matters for which he is specifically authorized by the BUILDER.

         Until the Buyer's Representative's arrival at the Shipyard, and during the absence of the Buyer's Representative in the Shipyard, all inspections shall by made by the Classification Society and/or BUILDER, and the BUYER shall be deemed to have inspected the construction work performed by the BUILDER in the above manner in accordance with the Contract and Specification. Such acceptance by the BUYER of inspections made by the Classification Society and/or BUILDER is subject to due notices of inspections being given to the BUYER or the Buyer's Representative.

3.       Supervision and Inspection:

         a. The necessary inspections of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society, other regulatory bodies and/or an inspection team of the BUILDER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract.

         b. Prior to the execution of the Contract, the inspections of the VESSEL have been performed by the BUILDER and the Classification Society without the presence of the Buyer's Representative. All inspections performed prior to the execution of the Contract by the BUILDER and the Classification Society, if any, shall be accepted by the BUYER and shall not be repeated at a later stage, subject to Paragraph 10 of Article IV. The BUYER shall be given access to review all such prior inspections of the Classification Society and other regulatory bodies.

         c. The Buyer's Representative and his assistants shall have, during the construction of the VESSEL, the right to attend all tests, trials and inspections of the VESSEL and its Materials. The BUILDER shall give a notice to the Buyer's Representative reasonably in advance of the date and place of such tests and inspections to be attended by him for is convenience. Failure of the Buyer's Representative and/or his assistants to be present at such tests and inspections after due notice to him as above provided shall be deemed a waiver of his right to be present.

         d. In order to determine that the VESSEL is being constructed in accordance with the terms of the Contract and the Specification the Buyer's Representative and his assistants shall, at all times until delivery and acceptance of the VESSEL, have the right to inspect the VESSEL, her engines and all accessories and all work in progress, or material utilized in connection with the construction of the VESSEL, wherever such work is being done, or such material is stored, including the yards, workshops, stores and offices of the BUILDER. The BUILDER shall seek to arrange with its subcontractors that the Buyer's Representative and his assistants have a similar right of inspection and supervision with respect to the work performed by the subcontractors.

         e. In cases requiring approval from Classification Society, such inspections shall, to the extent possible, be carried out as joint inspection by the Buyer's Representative and the representative of the Classification Society.

         f. The Buyer's Representative shall, on behalf of the BUYER, make decisions or give advice or suggestions to the BUILDER on all problems arising during the course of or in connection with the construction of the VESSEL with a view to co-operating to the utmost with the BUILDER in the construction process.

         g. In the event that the Buyer's Representative discovers any Materials, construction or workmanship which is not deemed to conform to the requirements of the Contract, the Buyer's Representative shall promptly give the Builder's Representative a notice in writing as to such non-conformity. Upon receipt of such notice from the Buyer's Representative, the BUILDER shall correct such non-conformity, if the BUILDER agrees to his view.. In the event of difference of opinion between the parties hereto, the BUILDER or the BUYER may request resolution of the matter in accordance with the provisions of Article XIV hereof.

         h. Any acceptance or approval of the BUYER or the Buyer's Representative shall in no way alter or diminish the BUILDER's obligation under this Contract.

4.       Responsibility of the BUILDER:

         a. The BUILDER shall furnish the Buyer's Representatives and his assistants with one suitable standard office trailer complete with furniture, telephone, facsimile and computer access and parking space proximate to the location of this trailer. Such office space and amenities shall be equivalent as those provided to the BUYER in connection with the construction of the BUILDER's Hull 001 and Hull 002.

         b. The BUILDER shall, at all times, until delivery of the VESSEL, give the Buyer's Representative and his assistants free and ready access to the VESSEL, her engines and accessories, and reasonable access to any other place where work is being done, or materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops and stores of the BUILDER, and the premises of subcontractors of the BUILDER, who are doing work or storing materials in connection with the construction of the VESSEL.

5.       Liability of the BUILDER:

         The Buyer's Representative, his subcontractors and his assistants shall at all times be deemed to be the employee of the BUYER. The BUILDER shall be under no liability whatsoever for personal injuries to, or death of, such Buyer's Representative or employees or agents of the BUYER, or for damage to, or loss or destruction of, their property, unless such injury, death, damage, loss or destruction is shown to have been caused by the gross negligence or willful acts of the BUILDER and/or subcontractor and/or their employees or agents, while acting within the scope of their employment.

6.       Responsibility of the BUYER:

         The BUYER shall undertake and assure that the Buyer's Representative shall carry out his duties hereunder in accordance with the normal shipbuilding practices of the BUILDER and in such a way as to avoid any unnecessary increase in building cost, delay in or interference with the design and construction of the VESSEL, and/or any disturbance in the construction schedule of the BUILDER. The BUILDER has the right to request the BUYER to replace the Buyer's Representative and/or his assistants who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL's construction. The BUYER shall investigate the situation by sending his representatives to the Shipyard if necessary, and if the BUYER considers that such BUILDER's request is justified, the BUYER shall effect such replacement as soon as practicable.

7.       Liability of the BUYER:

         The BUILDER and his employees, agents and subcontractors shall at all times be deemed to be employees of the BUILDER. The BUYER shall be under no liability whatsoever for personal injuries to, or death of, such BUILDER's employees, agents, or subcontractors, or for damage to, or loss or destruction of, their property, unless such injury, death, damage, loss or destruction is shown to have been caused by the gross negligence or willful acts of the BUYER, Buyer's Representative and/or subcontractor and/or their employees or agents, while acting within the scope of their employment.

8.       Approval by Regulatory Bodies:

         a. All plans or data required by the Classification Society or other relevant regulatory bodies in connection with approval of the VESSEL shall be prepared and submitted by the BUILDER or its subcontractors and suppliers, except such data which is explicitly requested by the relevant regulatory body to be submitted by the BUYER.

         b. The BUYER shall be informed by the BUILDER about discussions of technical matters related to such approval between the BUILDER and the regulatory bodies.

         c. The BUILDER shall facilitate regular status meetings among the BUILDER, the Buyer's Representative and the Classification Society to discuss issues related to approval by the Classification Society of the Vessel.

9.       The BUILDER's Master Production Schedule:

         The BUYER shall be provided with the latest official version of the Builder's master production schedule showing the main production activities for the Vessel and the main production activities for the final outfitting, mechanical completion and testing.

10.      Approval of Previously Completed Work

         The BUYER acknowledges that construction of the VESSEL has begun and that any changes requested by the BUYER to parts of the VESSEL that have already been constructed shall be treated as a request for a change under Article V hereof. The BUILDER shall be required, at the BUILDER's cost, to correct any previously completed work that is found not to be in conformity with the Specification.


                            ARTICLE V - MODIFICATIONS

1.       Modifications of Specification:

         The Specification may only be modified and/or changed by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER's judgment, materially affect the BUILDER's planning or program in relation to the BUILDER's other commitments, and provided, further, that the BUYER shall first agree, in writing, before such modifications and/or changes are carried out, to alterations in the Contract Price, the Delivery Date and other terms and conditions of this Contract and Specification occasioned by or resulting from such modifications and/or changes.

         Such agreement may be effected by an exchange of letters signed by the authorized representatives of the parties hereto manifesting agreements of the parties hereto, which shall constitute amendments to this Contract and/or the Specification.

         The BUILDER may make minor changes to the Specification, if found necessary for to suit the BUILDER'S local facilities; the availability of Materials; introduction of improved production methods or otherwise, provided that the BUILDER shall obtain the BUYER's prior written approval, which shall not be unreasonably withheld.

2.       Change in Class, etc:

         In the event that, after the date of this Contract, any requirements as to class, or as to rules and regulations to which the construction of the VESSEL is required to conform, are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the following provisions shall apply:

         a. If such alterations or changes are compulsory for the VESSEL, either of the parties hereto, upon receipt of such information from the Classification Society or such other regulatory bodies, shall promptly transmit the same to the other in writing, and the BUILDER shall thereupon incorporate such alterations or changes in to the construction of the VESSEL. The BUILDER shall present to the BUYER the adjustment required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of the Contract occasioned by the change. The adjustment shall then be agreed on as a Change order in accordance with Paragraph 1(b) of Article V hereof.

         b. If such alterations or changes are not compulsory for the VESSEL, but the BUYER desires to incorporate such alterations or changes into the construction of the VESSEL, then, the BUYER shall notify the BUILDER of such intention. The BUILDER may accept such alterations or changes, provided that such alterations or changes will not, in the judgment of the BUILDER, adversely affect the BUILDER's planning or program in relation to the BUILDER's other commitments, and provided, further, that the BUYER shall first agree to adjustments required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specification occasioned by or resulting from such alterations or changes.

         c. Agreements as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph 1 of this Article for modifications or changes to the Specification.

3.       Substitution of Materials:

         In the event that any of the materials required by the Specification or otherwise under this Contract for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the Delivery Date of the VESSEL, the BUILDER may, provided that the BUILDER shall obtain the BUYER's prior written approval, which shall not be unreasonably withheld., supply other materials capable of meeting the requirements of the Classification Society and of the rules, regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article, and shall, likewise, include alterations in the Contract Price and other terms and conditions of this contract occasioned by or resulting from such substitution.


                               ARTICLE VI - TRIALS

1.       Notice:

         The BUYER shall receive from the BUILDER at least fourteen (14) days prior notice in writing of the time, place of the trial run of the VESSEL, and a description of the trials to be performed, and the BUYER shall give prompt written acknowledgment of the receipt of such notice. The BUYER shall have the right to have a reasonable number of authorized representatives, employees, inspectors and any other person reasonably designated by the BUYER present at the sea trial.

         The BUILDER may, after due notice as described here above, conduct trial runs of the VESSEL without the presence of the Buyer's Representative of other authorized representative of the BUYER provided that the Classification Society is present. In such case, the BUYER shall be obligated to accept the results of the trial runs on the basis of a certificate of the BUILDER, confirmed by the Classification Society, stating the results of the runs.

2.       Weather Condition:

         The trial run shall be carried out under weather conditions deemed favorable enough in the judgment of the BUILDER. In the event of unfavorable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that the weather condition permits. It is agreed that, if during the trial run of the VESSEL, the weather should suddenly become so unfavorable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent in writing to acceptance of the VESSEL on the basis of the trial run already made before such discontinuance has occurred.

         Any delay of trial run caused by such unfavorable weather condition shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the VESSEL.

3.       How Conducted:

         a. All expenses in connection with the trial run are to be for the account of the BUILDER and the BUILDER shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the Specification, and shall prove fulfillment of the performance requirements for the trial run as set forth in the Specification. The course of trial run shall be determined by the BUILDER.

         b. Notwithstanding the foregoing, fuel oil, lubricating oil and greases necessary for the trial run of the VESSEL shall be supplied by the BUILDER at the Shipyard prior to the time of the trial run, and the BUYER shall pay the BUILDER upon delivery of the VESSEL the cost of the quantities of fuel oil, lubricating oil and greases not consumed during the trial run at the original purchase price. In measuring the consumed quantity, lubricating oils and greases remaining in the main engine, other machinery and their pipes, stem tube and the like, shall be excluded. The quantity of fuel oil, lubricating oils and greases supplied by the BUILDER shall be in accordance with the instructions of the BUYER.

4.       Method of Acceptance or Rejection:

         a. Upon completion of the trial run, the BUILDER shall give the BUYER written notice of completion of the trial run, and if the BUILDER considers that the results of the trial run indicate conformity of the VESSEL to this Contract and the Specification. The BUYER shall, within three (3) days after receipt of such notice from the BUILDER, provide the BUILDER written notice of its intent to accept or reject the VESSEL on the Contract Delivery Date.

         b. However, should the results of the trial run indicate that the VESSEL, or any part or equipment thereof, does not conform to the requirements of this Contract and/or the Specification, or if the BUILDER is in agreement as to non-conformity as specified in the BUYER's notice of rejection, then, the BUILDER shall with the written concurrence of the BUYER take the necessary steps to correct such non-conformity. Upon completion of correction of such non-conformity, the BUILDER shall give the BUYER written notice thereof. The
                  BUYER shall, within two (2) days after receipt of such notice from the BUILDER, notify the BUILDER of its acceptance or rejection of the VESSEL. The BUYER may only demand a new trial run if this is the only way the BUILDER can prove that the nonconformities have been corrected. In the event a new trial run takes place, the provisions set forth in Paragraphs 1, 2 and 3 hereof shall govern this trial run except that the BUILDER shall be entitled to give a written notice of two (2) days for such new trial run. Upon completion of the additional trial run, the provisions of Paragraph 4 shall apply.

         c. In any event that the BUYER rejects the VESSEL, the BUYER shall specify in its notice of rejection in what respect the VESSEL, or any part or equipment thereof does not conform to the Contract .

         d. In event that the BUYER fails to provide the BUILDER written notice of the acceptance of or the rejection together with the reason therefor of the VESSEL within the period as provided in the above subparagraphs (a) or (b), the BUYER shall be deemed to have accepted the VESSEL.

         e. The BUILDER may dispute the rejection of the VESSEL by the BUYER under this Paragraph 4, in which case the matter shall be submitted for final decision in accordance with Article XIV hereof.

5.       Effect of Acceptance:

         a. Acceptance of the VESSEL as above provided shall be final and binding and the VESSEL will be deemed to be in conformity with the Contract. The BUYER shall not refuse formal delivery of the VESSEL as hereinafter provided, if the BUILDER complies with all other procedural requirements for delivery as provided in Article VII hereof.

         b. If minor work or items on the VESSEL are incomplete or missing when the VESSEL otherwise is ready for delivery and such work or items do not materially affect the operation of the VESSEL nor are likely to cause damage or excessive deterioration to the VESSEL, the BUYER shall not withhold its consent to accept delivery of the VESSEL subject to the right of the BUYER to have such items completed by the BUILDER in a reasonable manner and period of time. The parties shall on delivery execute a protocol of outstanding work and a schedule for completion of such work.

6.       Disposition of Surplus Consumable Stores:

         Should any fresh water or other consumable stores furnished by the BUILDER for the trial run remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the BUILDER at the original purchase price thereof, and payment by the BUYER shall be effected upon delivery of the VESSEL.

                             ARTICLE VII - DELIVERY

1.       Time and Place:

         a. The VESSEL shall be delivered by the BUILDER to the BUYER at the Shipyard or at another location acceptable to both Parties hereto. The original Delivery Date for the VESSEL shall be on or before May 7, 2006 (herein called the "Original Delivery Date").

         b. Delays on account of such causes which under the terms of the Contract permit the BUILDER to postpone the delivery of the VESSEL shall be understood to be Permissible Delay (herein called "Permissible Delay"). Permissible Delays are to be distinguished from unauthorized delays on account of which the Contract Price is subject to adjustment as provide for in Paragraph 1 of Article III hereof.

         c. The Original Delivery Date shall be adjusted by the total Permissible Delay and the adjusted date shall be the Delivery Date (herein called the "Delivery Date"). The VESSEL shall be delivered by the BUILDER to the BUYER on or before the Delivery Date.

2.       When and How Effected:

         Provided that the BUYER shall have fulfilled all of its obligations stipulated under this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto to the other of the PROTOCOL OF DELIVERY AND ACCEPTANCE, acknowledging delivery of the VESSEL by the BUILDER and acceptance thereof by the BUYER.

         To the extent that there is a dispute with respect to the amount that the BUILDER owes to the BUYER for deficiencies at delivery of the VESSEL, the BUYER shall deduct from the delivery payment the amount of such deficiencies and deposit such amount into an escrow account. The accrued interest from such escrow account shall be distributed pro rata between the parties based on the final distribution of the amounts held in the escrow account.

3.       Documents to be Delivered to the BUYER:

         Upon delivery and acceptance of the VESSEL, the BUILDER shall deliver to the BUYER the following documents, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE:

         a. PROTOCOL OF TRIALS of the VESSEL made pursuant to the Specification.

         b. PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the Specification.

         c. PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under subparagraphs 3(b) of Article VI hereof, including the original purchase price thereof.

         d. ALL CERTIFICATES, clean and free of conditions, including the BUILDER's CERTIFICATE required to be furnished upon delivery of the VESSEL pursuant to this Contract and the Specification. It is agreed that if, through no fault on the part of the BUILDER, the classification and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates shall be accepted by the BUYER, provided that the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

         e. DECLARATION OF WARRANTY of the BUILDER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER's title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by local or federal authorities, as well as of all liabilities of the BUILDER to its subcontractors, employees and crew, and of all liabilities arising from the operation of the VESSEL in trial runs, or otherwise, prior to delivery.

         f. DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specification.

         g.       COMMERCIAL INVOICE.

         h.        BILL of SALE.

         The BUILDER will cooperate with the BUYER to provide any other documents reasonably required by the BUYER to secure financing for the VESSEL.

4.       Tender of the VESSEL:

         If the BUYER fails to take delivery of the VESSEL after completion thereof according to the Contract without any justifiable reason, the BUILDER shall have the right to tender delivery of the VESSEL after compliance with all procedural requirements as above provided.

5.       Title and Risk:

         Title to and risk of loss of the VESSEL shall pass to the BUYER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to and risk of loss of the VESSEL and her equipment shall be in the BUILDER.

         The BUILDER warrants that the sale of the VESSEL to BUYER will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any agreement, instrument or other restriction to which the BUILDER is a party or by which it is bound.

6.       Removal of the VESSEL:

         The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall remove the VESSEL from the premises of the Shipyard within three (3) days after delivery and acceptance thereof is completed. If the BUYER shall not remove the VESSEL from the premises of the Shipyard within the aforesaid three (3) days, then, in such event the BUYER shall pay to the BUILDER the mooring charges of the VESSEL.


  ARTICLE VIII-DELAYS AND EXTENSION OF TIME FOR DELIVERY DUE TO FORCE MAJEURE

1.       Causes of  Force Majeure:

         Force Majeure (herein called "Force Majeure") is any or more of the events defined below:

         Acts of God; acts of princes; or rulers; requirements of government authorities; war or other hostilities or preparations thereto; blockade; revolution; insurrections; mobilizations; civil war; civil commotion; riots; strikes and other labor disturbances including local strikes affecting the BUILDER; sabotages; acts of terrorists; lockouts; labor shortages; plague; epidemics; fire; flood; typhoons, hurricanes, storms or other weather conditions not included in normal planning; earthquakes; tidal waves; landslides; explosions; collisions; strandings; embargoes; delays in transportation; import restrictions; shortage of Materials or delay in delivery or inability to take delivery thereof, provided that such Materials at the time of ordering could reasonably be expected by the BUILDER to be delivered in time; prolonged failure or restriction of electric current or petroleum; mishaps of casting and/or forging.

2.       Notice of Delay:

         Within ten (10) days from the date of commencement of the delay on account of which the BUILDER claims that it is entitled under this Contract to a postponement of the Delivery Date of the VESSEL, the BUILDER shall advise the BUYER in writing of the date such delay commences and the reasons therefore.

         Likewise within ten (10) days after such delay ends, the BUILDER shall advise the BUYER in writing of the date such delay ended, and also shall specify the period of time by which the Delivery Date is postponed by reason of such delay. Failure of the BUYER to acknowledge the BUILDER's notification of any claim for postponement of the Delivery Date within ten (10) days after receipt of such notification shall be deemed to be a waiver by the BUYER of its right to object to such postponement.

3.       Definition of Permissible Delay:

         Delays on account of such causes as specified in Paragraph 1 of this Article and any other delays of a nature which under the terms of this Contract permits postponement of the Delivery Date shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account of which the Contract Price is subject to adjustment as provided for in Article III hereof.

4.       Right to Terminate for Excessive Delay due to Force Majeure:

         If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of this Article, excluding other types of delays of a nature which, under the terms of this Contract, permit postponement of the Delivery Date, amounts to Two Hundred and Ten (210) days or more, then, in such event, the BUYER may terminate this Contract in accordance with the provisions of Article X hereof. The BUILDER may, at any time after the accumulated time of the aforementioned delays justifying rescission by the BUYER, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify in writing the BUILDER of its intention to terminate this Contract, or consent to a postponement of the Delivery Date to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying termination as specified in this Article, the BUYER shall have the same right of termination upon the same terms as hereinabove provided.


                         ARTICLE IX-WARRANTY OF QUALITY

1.       Warranty:

         Subject to the provisions hereinafter set forth, the BUILDER undertakes to remedy, free of charge to the BUYER, any defects in the VESSEL which are due to defective material, faulty design and/or bad workmanship on the part of the BUILDER and/or its subcontractors, provided that the defects are discovered within a period of twelve (12) months after the date of delivery of the VESSEL and a notice thereof is duly given to the BUILDER as hereinabove provided. For the purpose of this Article, the VESSEL shall include her hull, machinery, equipment and gear, but excludes any parts for the VESSEL which has been supplied by or on behalf of the BUYER. Upon expiration of the warranty period, and to the extent permitted by vendors, the BUILDER agrees to transfer any guarantees or warranties supplied to it by vendors and subcontractors.

2.       Notice of Defects:

         The BUYER shall notify the BUILDER in writing of any defects for which claim is made under this guarantee as promptly as possible after discovery thereof. If the defect was discovered during dry-docking of the VESSEL, the BUYER must notify the BUILDER in time for the BUILDER to inspect the defect before the VESSEL leaves the dry-dock if this is necessary for a prudent inspection of the defect. The BUYER's written notice shall in sufficient detail describe the nature and extent of the defects. The BUILDER shall have no obligation for any defects discovered prior to the expiry date of the said twelve (12) months period, unless notice of such defects is received by the BUILDER not later than thirty (30) days after such expiry date.

3.       Remedy of Defects:

         a. The BUILDER shall remedy, at its expense, any defects, against which the VESSEL is guaranteed under this Article, by making all necessary repairs or replacements at the Shipyard. Upon having remedied such defects the BUILDER shall give the BUYER a further guarantee period of 6 months for the aforementioned repairs but not longer than 18 months in total.

         b. However, if it is impractical to bring the VESSEL to the Shipyard, the BUYER may cause the necessary repairs or replacements to be made elsewhere which is deemed suitable for the purpose, provided that, in such event, the BUILDER may forward or supply replacement parts or materials to the VESSEL, unless forwarding or supplying thereof to the VESSEL would impair or delay the operation or working schedule of the VESSEL. In the event that the BUYER proposes to cause the necessary repairs or replacements to be made to the VESSEL at any other shipyard or works than the Shipyard, the BUYER shall first, but in all events as soon as possible, give the BUILDER notice in writing of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby impaired, the BUILDER shall have the right to verify by its own representative(s) the nature and extents of the defects complained of. The BUILDER shall, in such case, promptly advise the BUYER in writing, after such examination has been completed, of its acceptance or rejection of the defects as ones that are covered by the guarantee herein provided. Upon the BUILDER'S acceptance of the defects as justifying remedy under this Article, or upon such final decision by a competent court, the BUILDER shall immediately pay to the BUYER for such repairs or replacements a sum up to a sum equal to the reasonable cost of making the same repairs or replacements in the Shipyard. Subject to a written agreement with the BUILDER, warranty repairs may be made by the crewmembers of the VESSEL, provided however that BUYER submits documentation for the work performed and BUILDER will not reimburse BUYER at labor rates in excess of $55.00.

         c. In any case, the VESSEL shall be taken at the BUYER's cost, risk and responsibility to the place elected, ready in all respects for such repairs or replacements.

         d. Any dispute under this Article shall be referred to dispute resolution in accordance with the provisions of Article XIV hereof.

4.       Extent of the BUILDER's Responsibility:

         a. The BUILDER shall have no responsibility or liability for any other defects whatsoever in the VESSEL than the defects specified in Paragraph 1 of this Article. Nor shall the BUILDER in any circumstances be responsible or liable for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss or breach of charters or other contractual commitments, loss of profit or earning or demurrage directly or indirectly occasioned to the BUYER by reason of the defects specified in Paragraph 1 of this Article or due to repairs or other works done to the VESSEL to remedy such defects.

         b. The BUILDER shall not be responsible for any defects in any part of the VESSEL which may subsequent to delivery of the VESSEL have been replaced or in any way repaired by any other contractor, or for any defects which have been caused or aggravated by omission or improper use and maintenance of the VESSEL on the part of the BUYER, its servants or agents or by ordinary wear and tear or by any other circumstances whatsoever beyond the control of the BUILDER.

         c. A final guaranty survey of the VESSEL shall be conducted by the BUYER at or near the expiration of the guarantee period. Such survey shall be based on the guarantee deficiencies in the contract work appearing or discovered during the guarantee period. In the event that the VESSEL is not available for the guarantee survey on or before the end of the guarantee period, the BUYER promptly shall submit to the BUILDER a list of all of the guarantee deficiencies in the contract work appearing or discovered during the guarantee period and all damage for which the BUILDER is liable under the provisions of this
                  Article IX. The final guarantee survey shall be held at such port in the United States as the BUYER designates and seven
                  (7) days written notice of time and place for such guarantee survey shall be given to the BUILDER by the BUYER. The BUILDER shall have the right to attend the guarantee survey.

         d. At the end of the guarantee period, the BUILDER agrees to transfer and assign to the BUYER, as to any item of material installed in the VESSEL, the guarantee rights of the BUILDER against the vendor of such item of material where under the terms of such vendor's guarantee the vendor's obligations extend for a period beyond the guarantee period; provided that the BUILDER may exclude from such assignment any rights against the vendor in favor of the BUILDER for guarantee deficiencies and damages within the guarantee period. The BUILDER shall advise the BUYER of the terms of any such guarantees that are assigned to the BUYER.

         e. The guarantee contained as hereinabove in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, by reason of the construction and sale of the VESSEL for and to the BUYER. THE BUILDER MAKES NO FURTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE VESSEL, ITS MACHINERY OR EQUIPMENT FOR A PARTICULAR PURPOSE.

         f. The BUILDER shall deliver to the BUYER a guarantee from Kvaerner ASA with respect to the BUILDER's performance during the guarantee period.

5.       Guarantee Engineer:

         The BUILDER shall have the right to appoint a guarantee engineer to serve on the VESSEL as its representative for such portion of the guarantee period as the BUILDER may decide. The BUYER and its employees shall give the guarantee engineer full cooperation in carrying out his duties as the representative of the BUILDER on board the VESSEL. The BUYER shall accord the guarantee engineer the treatment comparable to the VESSEL's chief engineer and shall provide him with accommodations and subsistence at no cost of the BUILDER and/or the guarantee engineer.

         Pertaining to the detailed particulars of this Paragraph, an agreement will be made according to this effect between the parties hereto upon delivery of the VESSEL.

         The guarantee engineer shall, at all times and in all respects, be deemed to be an employee of the BUILDER. The BUYER shall be under no liability whatsoever to the BUILDER or the guarantee engineer for personal injuries, including death, suffered by the guarantee engineer during the time when he is on board the VESSEL. Nor shall the BUYER be under any liability whatsoever to the guarantee engineer.


                        ARTICLE X - TERMINATION BY BUYER

1.       Notice:

         The payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the BUILDER. In the event that the BUYER shall exercise its right of termination of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the BUILDER in writing and such termination shall be effective as of the date notice thereof is received by the BUILDER.

2.       Refund by the BUILDER:

         Thereupon, the BUILDER shall promptly refund to the BUYER the full amount of all sums paid by the BUYER to the BUILDER on account of the VESSEL (unless the BUILDER proceeds to dispute resolution under the provisions of Article XIV hereof). In such event, the BUILDER shall pay the BUYER interest at the rate of two percent (2%) per annum above the average LIBOR three month rate on the amount required herein to be refunded to the BUYER, computed from the respective dates on which such sums were paid by the BUYER to the BUILDER to the date of remittance by transfer of such refund to the BUYER by the BUILDER, provided, however, that if such rescission by the BUYER is made under the provisions of Paragraph 4 of Article VIII hereof, the BUILDER shall not be required to pay any interest.

3.       Discharge of Obligations:

         Upon such refund by the BUILDER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.


                           ARTICLE XI-BUYER'S DEFAULT

1.       Definition of Default:

         The BUYER shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

         a. If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the BUILDER under the provisions of Article VII hereof.

         b. If the BUYER fails to make any payment under Article II in this Contract.

         c. The BUYER being dissolved or adjudged bankrupt or making a general assignment for the benefit of its creditors, or the appointment of a receiver or receivers of any kind whatsoever, whether or not appointed in bankruptcy, common law or equity proceedings, whether temporary or permanent, for the property of the BUYER, or the filing by the BUYER of a petition for reorganization or other proceedings with reference to the BUYER, under the Bankruptcy Code of the United States or any similar law, state or federal or in any other jurisdiction in which the BUYER has assets or is registered to do business, or the filing of such petition of creditors and approval thereof by the Court, whether proposed by a creditor, a stockholder or any other person whatsoever, or the filing of an answer to such a petition admitting insolvency or inability to pay its debts.

2.       Interest and Charge:

         If the BUYER is in default of a payment as to any installment as provided in Paragraph 1(a) and (b) of this Article, the BUYER shall pay interest on such installment at the rate of the three-month LIBOR plus 2% per annum from the due date thereof to the date of payment to the BUILDER on the full amount including interest; in case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1(a) of this Article, the BUYER shall be deemed in default of the final payment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the BUILDER. In any event of default by the BUYER, the BUYER shall also pay all charges and expenses incurred by the BUILDER in consequence of such default.

3.       Effect of Default:

         a. If any default by the BUYER occurs as provided hereinbefore, the Delivery Date shall be automatically postponed for a period of continuance of such default by the BUYER.

         b.       If any default by the BUYER continues for a period of fifteen
                  (15) days, the BUILDER may, at its option, cancel this Contract by giving notice of such effect to the BUYER in writing. Upon receipt by the BUYER of such notice of cancellation, this Contract shall forthwith become cancelled and any of the BUYER's Supplies shall become the sole property of the BUILDER.

                  In the event of such cancellation of this Contract, the BUILDER shall be entitled to retain any Installments theretofore paid by the BUYER to the BUILDER on account of this Contract.

4.       Sale of the VESSEL:

         a. In the event of cancellation of this Contract as above provided, the BUILDER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the BUILDER thinks fit without being answerable for any loss or damage.

         b. In the event of the sale of the VESSEL in its completed state, the proceeds of the sale received by the BUILDER shall be applied firstly to the payment of all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER's default, and then to payment of all unpaid Installments of the Contract Price and interest on such Installments at the rate of three month LIBOR plus (2%) per annum from the respective due dates thereof to the date of application.

         c. In the event of sale of the VESSEL in its incomplete state, the proceeds of sale received by the BUILDER shall be applied firstly to all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER's default, and then to payment of all costs of construction of the VESSEL less the Installments so retained by the BUILDER as compensation to the BUILDER for a reasonable loss of profit due to the rescission of this Contract.

         d. In either of the above events of sale, if the proceeds of sale exceeds the total of amounts to which such proceeds are to be applied as aforesaid the BUILDER shall promptly pay the excess to the BUYER without interest, provided, however, that the amount of such payment to the BUYER shall in no event exceed the total amount of Installments already paid by the BUYER and the cost of the BUYER's Supplies, if any.

         e. If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the BUILDER upon request.


                                ARTICLE XII -BUILDER'S DEFAULT

1. The following shall constitute events of default of the BUILDER under this Contract:

         a. The BUILDER being dissolved or adjudged a bankrupt or making a general assignment for the benefit of its creditors, or the appointment of a receiver or receivers of any kind whatsoever, whether or not appointed in bankruptcy, common law or equity proceedings, whether temporary or permanent, for the property of the BUILDER, or the filing by the BUILDER of a petition for reorganization or other proceedings with reference to the BUILDER, under any of the provisions of the Bankruptcy Code of the United States or any similar law, state or federal or in any jurisdiction in which the Contractor has assets or is registered to do business, or the filing of such petition by creditors and approval thereof by the Court, whether proposed by a creditor, a stockholder or any other person whatsoever, or the filing of an answer to such petition admitting insolvency or inability to pay its debts.

         b.       If any default by the BUILDER continues for a period of thirty
                  (30) days, the BUYER may, at its option, terminate this Contract by giving notice of such effect to the BUILDER in accordance with ARTICLE X hereof, which termination shall be effective, without further act or deed immediately upon the receipt of such notice provided, such termination shall not prevent either party from initiating proceedings pursuant to the provisions of Article XIV with respect to any claim it may allege concerning rights and obligations under this Contract. The BUYER, if it so elects, may, notwithstanding the pendency of any such proceedings under ARTICLE XIV require a refund of the full amount of all sums paid by the BUYER to the BUILDER on account of the VESSEL and, at the BUYER'S option, the BUILDER shall either purchase for their fair market value or return to the BUYER all of the BUYER'S supplies.


                             ARTICLE XIII-INSURANCE

1.       Extent of Insurance Coverage:

         From the time of the first Materials destined for inclusion as part of the VESSEL and until the same is completed, delivered to and accepted by the BUYER, the BUILDER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit delivered to the Shipyard for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER's Supplies, fully insured with reputable insurance companies with coverage corresponding to the American Institute Builder's Risk Clauses (dated February 8,
         1979).

         The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the value of the contract work completed to date, including the value of the BUYER's Supplies. The policy referred to hereinabove shall be taken out in the name of the BUILDER and all losses under such policy shall be payable to the BUILDER.

         If the BUYER so requests, the BUILDER shall at the BUYER's cost procure insurance on the VESSEL and all parts, materials, machinery and equipment intended therefor against risks of earthquake, strikes, war peril or other risks not heretofore provided and shall make all arrangements to that end. The cost of such insurance shall be reimbursed to the BUILDER by the BUYER upon delivery of the VESSEL.

2.       Application of Recovered Amount:

         a.       Partial Loss:

                  In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the BUILDER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society, and the BUYER shall accept the VESSEL under the Contract if completed in accordance with this Contract and Specification.

         b.       Total Loss:

                  However, in the event that the VESSEL is determined to be an actual or constructive total loss, the BUILDER shall by the mutual agreement between the parties hereto, either:

                  i. Proceed in accordance with the terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction of the VESSEL's damage, provided the parties hereto shall have first agreed in writing to such reasonable postponement of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

                  ii. Refund immediately to the BUYER the amount of all Installments paid to the BUILDER under this Contract without any interest, whereupon this Contract shall be deemed to be terminated and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

                  If the parties hereto fail to reach such agreement within two
                  (2) months after the VESSEL is determined to be an actual or constructive total loss, the provisions of subparagraphs
                  (b)(ii) as above shall apply.

3.       Termination of the BUILDER's Obligation to Insure:

         The BUILDER's obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof and acceptance by the BUYER.


                         ARTICLE XIV-DISPUTE RESOLUTION

1.       Technical Disputes:

         Any dispute or any difference of opinion between the parties hereto relating to conformity of the construction of the VESSEL or material used to Classification requirements shall be referred to the Classification Society for settlement by and between the parties and the Classification Society.

         In the event that the settlement cannot be reached by the three parties above-mentioned, then such matter shall be referred to arbitration as hereinafter provided.

2.       Arbitration:

         a. Except for cases which are settled under Paragraph 1 hereof, any dispute arising under or by virtue of this Contract or any difference of opinion between the parties hereto concerning their rights and obligations under this Contract, shall be referred to arbitration in the State of Pennsylvania, of three arbitrators one to be appointed by each party and a third arbitrator to be appointed by both arbitrators. The arbitration shall be conducted in accordance with the procedures set forth by the American Arbitration Association. Either party may demand arbitration of any such dispute or difference of opinion by giving notice in writing to the other party. Any demand for arbitration by either of the parties hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within fourteen (14) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator and give notice in writing of such appointment to the party demanding arbitration.

         b. If a party fails to appoint an arbitrator as aforementioned within fourteen (14) days following receipt of notice of demand for arbitration by the other party, the party failing to appoint an arbitrator shall be deemed to have accepted and appointed, as its own arbitrator, the arbitrator appointed by the party demanding arbitration and the arbitration shall proceed before this sole arbitrator.

         c. All arbitration awards are final and may be entered into any court of competent jurisdiction.

3.       Alteration of Delivery Date:

         In the event of arbitration of any dispute arising or occurring prior to delivery of the VESSEL, an award of the arbitrators shall include a finding as to whether or not the delivery date of the VESSEL is in any way altered thereby.


             ARTICLE XV-ENTIRE AGREEMENT AND ASSSIGNMENT OF CONTRACT

This Contract, including the Specification and Plans and Exhibits, which are incorporated herein and made part of this Contract, contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract. The benefits and obligations of this Contract shall inure to and be binding upon the successors and assigns of the original parties hereto, respectively; provided, however, that no assignment shall be made by either party without the prior written consent of the other. The BUYER consents to the assignment of the Contract to a lender in connection with the construction period financing for the Vessel, provided that such assignment will not diminish the BUILDER'S obligations to perform under this Contract. At delivery, the BUYER shall have the right to assign this Contract to a third party nominee for delivery and final delivery payment purposes, provided the BUYER shall remain responsible for the performance of such assignee.


                          ARTICLE XVI-TAXES AND DUTIES

The BUILDER shall pay, as a cost of the BUILDER, all United States, States, County, City and other taxes, assessments and duties lawfully assessed or levied prior to delivery and acceptance of the Vessel by the BUYER against the Vessel and material, supplies and equipment to be used or used in the performance of this Contract (excepting, however, material, supplies and equipment furnished to the BUILDER by the BUYER) and any sales, use or excise taxes with respect thereto lawfully assessed or levied prior to or concurrently with delivery and acceptance of the Vessel by the BUYER.


                  ARTICLE XVII-PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.       Patents, Trademarks and Copyrights:

         Machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers.

         The BUILDER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including costs and expenses of litigation, if any.

         Nothing contained herein shall be construed as transferring any patent or trademark rights or copyrights in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

         The BUILDER's warranty hereunder does not extend to the BUYER's
         Supplies.

2.       General Plans, Specification and Working Drawings:

         The BUILDER retains all rights with respect to the Specification, and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL and the BUYER undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without the prior written consent of the BUILDER, excepting where it is necessary for usual operation, repair and maintenance of the VESSEL.


                         ARTICLE XVIII-BUYER'S SUPPLIES

1.       Responsibility of the BUYER:

         a. The BUYER shall, at its own risk, cost and expense, supply and deliver to the BUILDER all of the items to be furnished by the BUYER according to an agreed list (herein called the "BUYER's Supplies") at a warehouse or other storage of the Shipyard in the proper condition ready for installation in or on the VESSEL, in accordance with the time scheduled designated by the BUILDER.

         b. In order to facilitate installation by the BUILDER of the BUYER's Supplies in or on the VESSEL, the BUYER shall furnish the BUILDER with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required by the rules and regulations. The BUYER, if so requested by the BUILDER, shall, without any charge to the BUILDER, cause the representatives of the manufacturers of the BUYER's Supplies to assist the BUILDER in installation thereof in or on the VESSEL and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the Shipyard.

         c. Any and all of the BUYER's Supplies shall be subject to the BUILDER's reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by the BUYER, the BUILDER may repair or adjust the BUYER's Supplies without prejudice to the BUILDER's other rights hereunder and without being responsible for any consequences therefrom. In such case, the BUYER shall reimburse the BUILDER for all costs and expenses incurred by the BUILDER in such repair or adjustment and the Delivery Date shall be automatically postponed for a period of time necessary for such repair or replacement.

         d. Should the BUYER fail to delivery any of the BUYER's Supplies within the time designated, the Delivery Date shall be automatically extended for a period of such delay in delivery. In such event, the BUYER shall be responsible for and pay to the BUILDER all losses and damages incurred by the BUILDER by reason of such delay in delivery of the BUYER's Supplies and such payment shall be made upon delivery of the VESSEL. If delay in delivery of any of the BUYER's Supplies exceeds thirty (30) days, then, the BUILDER shall be entitled to proceed with construction of the VESSEL without installation thereof in or on the VESSEL, without prejudice to the BUILDER's other rights as hereinabove provided, and the BUYER shall accept and take delivery of the VESSEL so constructed.

2.       Responsibility of BUILDER:

         The BUILDER shall be responsible for storing and handling with reasonable care of the BUYER's Supplies after delivery thereof at the Shipyard, and shall, at BUYER's cost and expense, install them in or on the VESSEL, unless otherwise provided herein or agreed by the parties hereto, provided, always, that the BUILDER shall not be responsible for quality, efficiency and/or performance of any of the BUYER's Supplies.

         If the BUILDER does not deliver the VESSEL, the BUILDER shall return all of the BUYER's Supplies to the BUYER or shall reimburse the BUYER for the cost of such supplies.


                               ARTICLE XIX -NOTICE

1.       Address:

         Any and all notices and communications in connection with this Contract shall be addressed as follows:

         To the BUYER:     Matson Navigation Company, Inc.
                           555 12th Street
                           Oakland, CA   94607
                           Attn:  Senior Vice President and General Counsel
                           Telephone No.:  510-628-4583
                           Facsimile No.:  510-628-7331

         To the BUILDER:   Kvaerner Philadelphia Shipyard Inc.
                           Philadelphia Naval Business Center
                           2100 Kitty Hawk Avenue
                           Philadelphia, PA 19112
                           Telephone No.:  215-875 2600
                           Facsimile No.:  215-875 2700

         Any notice, including any written notice, required hereunder, shall be effected and deemed received only as follows:

         In the case of e-mail, at the time of transmission recorded on the message such time is within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next such working day, always provided, however, that such notice shall be sent by registered mail or dispatched for delivery by hand or by courier not later than on the day of such transmission.

         a. In the case of a letter, whether sent by registered mail or delivered by hand or by courier, at the date and time of its actual delivery if delivered within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business on the next such working day.

         b. In the case of a telecopier/photographic facsimile transmission, at the time recorded together with the telephone dialing code of the receiving machine on the message if such time is within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next such working day, but only if the time of receipt and the said code appear on the received facsimile copy, always provided, however, that such notice shall be sent by registered mail or dispatched for delivery by hand or by courier not later than on the day of such transmission.

2.       Language:

         Any and all notices and communications in connection with this Contract shall be written in the English language.


                            ARTICLE XX - INTERPRETATION

1.       Laws Applicable:

         The parties hereto agree that the validity and interpretation of this Contract and of each Article and part thereof shall be governed by the laws of the United States of America and the State of New York.

2.       Discrepancies:

         If there is any discrepancy, difference or conflict between the provisions of the Articles of the Contract and the Specification, then to the extent of such discrepancy, difference or conflict only, the Specification shall be ineffectual and the provisions of the Articles of the Contract shall prevail; but in all other aspects, the Specification shall be in full force and effect.

         If there is any discrepancy, difference or conflict between the plans of the Specification and the text of the Specification, then to the extent of such discrepancy, difference or conflict the text of the Specification shall prevail; provided, however, any work called for by the text of the Specification and not shown on the plans of the Specification and any work shown on the plans of he Specification but not called for in the text of the Specification shall be performed by the BUILDER as part of the Contract work.

         Any discrepancy, difference or conflict described hereabove discovered by one of the parties hereto shall be brought to the attention of the other party hereto promptly in writing.

3.       Counterparts:

         This Contract may executed and delivered, including execution and delivery by facsimile transmission, in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.


             ARTICLE XXI - LIMITATION OF LIABILITY; INDEMNIFICATION
                                AND NO BROKERAGE

1.       Limitation of Liability:

         The parties confirm that the express remedies and measures of damages provided in this Contract satisfy the essential purposes hereof. For breach of any provision for which an express remedy or measure of damages is provided, such express remedy or measure of damages shall be the sole and exclusive remedy therefore. If no remedy or measure of damages is expressly herein provided, the obligor's liability shall be limited to direct actual damages only; such direct actual damages shall be the sole and exclusive remedy. The parties confirm and agree that under this Contract, no party shall be required to pay or be liable for special, consequential, incidental, punitive, exemplary or indirect damages, lost profit or business interruption damages, by statute, in tort, contract or otherwise. To the extent any damages required to be paid hereunder are liquidated damages, the parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient and the liquidated damages constitute a reasonable approximation of the harm and loss.

2.       Indemnification by the BUILDER

         The BUILDER shall defend, indemnify and hold harmless the BUYER, its parent, subsidiaries, affiliates, agents, subcontractors, directors, officers and employees from and against any claims, demands, obligations, liens and suits of every nature whatsoever by OceanBlue Express, Inc. or any of its directors, officers, employees, shareholders, advisors or consultants, or any third-party with whom OceanBlue Express, Inc. has executed a contract in relation to the Vessel, arising out of or based upon the BUYER's purchase of the VESSEL.

3.       Brokerage

         No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transaction contemplated by this Contract based on any arrangement or agreement made by or on behalf of neither the BUYER nor the BUILDER.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed the day and year first above written.


KVAERNER PHILADELPHIA                      MATSON NAVIGATION COMPANY, INC.
SHIPYARD INC.



By:/s/ David E. Meehan                     By:/s/ James S. Andrasick
   -----------------------------              -----------------------------
   David E. Meehan                            James S. Andrasick
   President and Chief Executive              President and Chief Executive
   Officer                                    Officer